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                                                                   Exhibit 10.10

                                Raytheon Company
                      Change In Control Severance Agreement

     Agreement by and between Raytheon Company, a Delaware corporation (the
"Company"), and                ("Executive") dated as of                , 2001.
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     The Board of Directors of Company believes it is in the best interests of the Company and its stockholders to have the continued dedication of Executive notwithstanding the possibility, threat or occurrence of a Change in Control (as defined in Section 1.5); to diminish the inevitable distraction of Executive due to personal uncertainties and risks created by a threatened or pending Change in Control; and to provide Executive with compensation and benefits arrangements upon a Change in Control which are competitive with those offered by other corporations.

     Therefore, the Board of Directors has caused the Company to enter into this Agreement, and the Company and Executive agree as follows:

1    DEFINITIONS

For purposes of this Agreement, the following terms have the following meanings.

1.1 "Affiliated Company" means an affiliated company as defined in Rule 12b-2 of
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the Securities Exchange Act of 1934, as amended (the "Exchange Act").

1.2 "Base Salary" means Executive's annual base salary paid or payable
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(including any base salary which has been earned but deferred) to Executive by the Company or an affiliated company immediately preceding the date of a Change in Control.

1.3 "Board" means the Board of Directors of the Company.
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1.4 "Cause" means Executive's:
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     (i)  willful and continued failure to perform substantially Executive's duties with the Company or one of its affiliates as such duties are constituted as of a Change in Control after the Company delivers to Executive written demand for substantial performance specifically identifying the manner in which Executive has not substantially performed Executive's duties;

     (ii) conviction for a felony; or

     (iii) willfully engaging in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

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For purposes of this Section 1.4, no act or omission by Executive shall be considered "willful" unless it is done or omitted in bad faith or without reasonable belief that Executive's action or omission was in the best interests of the Company. Any act or failure to act based upon (a) authority given pursuant to a resolution duly adopted by the Board, (b) instructions of the Chief Executive Officer or a senior officer of the Company, or (c) advice of counsel for the Company shall be conclusively presumed to be done or omitted to be done by Executive in good faith and in the best interests of the Company. For purposes of subsections (i) and (iii) above, Executive shall not be deemed to be terminated for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than three quarters of the entire membership of the Board at a meeting called and held for such purpose (after reasonable notice is provided to Executive and Executive is given an opportunity, together with counsel, to be heard before the Board) finding that in the good faith opinion of the Board Executive is guilty of the conduct described in subsection (i) or (iii) above and specifying the particulars thereof in detail.

1.5  "Change in Control" of the Company shall be deemed to have occurred as of
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     the first day that any one or more of the following conditions shall have been satisfied:

     (i) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person"), other than those Persons in control of the Company as of the date hereof or a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, become the beneficial owner (as defined in Rule 13d-3 under the Exchange
          Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or

     (ii) A change in the Board such that individuals who as of the date hereof constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

     (iii) The stockholders of the Company approve: (a) a plan of complete liquidation of the Company; (b) an agreement for the sale or disposition of all or substantially all of the Company's assets; (c) a merger, consolidation or reorganization of the Company with or involving any other corporation, other than a merger, consolidation or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting

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          securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation or reorganization.

However, in no event shall a Change in Control be deemed to have occurred for purposes of this Agreement if Executive is included in a Person that consummates the Change in Control. Executive shall not be deemed to be included in a Person by reason of ownership of (i) less than 3% of the equity in the Person or (ii) an equity interest in the Person which is otherwise not significant as determined prior to the Change of Control by a majority of the non-employee continuing directors of the Company.

1.6  "Code" means the Internal Revenue Code of 1986, as amended.
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1.7  "Good Reason" means any of the following acts or omissions by the Company
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without Executive's express written consent:

     (i) assigning to Executive duties materially inconsistent with Executive's position (including status, offices, titles and reporting requirements), authority or responsibilities immediately prior to a Change in Control or any other action by the Company which results in a material diminution of Executive's position, authority, duties or responsibilities as constituted immediately prior to a Change in Control;

     (ii) requiring Executive (a) to be based at any office or location in excess of 50 miles from Executive's office or location immediately prior to a Change in Control or (b) to travel on Company business to a substantially greater extent than required immediately prior to a Change in Control;

     (iii) reducing Executive's Base Salary;

     (iv) materially reducing in the aggregate Executive's incentive opportunities under the Company's or an affiliated company's short- and long-term incentive programs as such opportunities exist immediately prior to a Change in Control;

     (v) materially reducing Executive's targeted annualized award opportunities and/or the degree of probability of attainment of such annualized award opportunities as such opportunities exist immediately prior to a Change in Control;

     (vi) failing to maintain Executive's amount of benefits under or relative level of participation in the Company's or an affiliated Company's employee benefit or retirement plans, policies, practices or arrangements in which the Executive participates immediately prior to a Change in Control;

     (vii) purportedly terminating Executive's employment otherwise than as expressly permitted by this Agreement; or

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     (viii) failing to comply with and satisfy Section 8.3 hereof by requiring any successor to the Company to assume and agree to perform the Company's obligations hereunder.

1.8 "Qualifying Termination" means the occurrence of any of the following events
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within twenty-four (24) calendar months after a Change in Control:

     (i) the Company terminates the employment of Executive for any reason other than for Cause including, without limitation, forcing Executive to retire on any date not of Executive's choosing;

     (ii) Executive terminates employment with the Company for Good Reason;

     (iii) the Company fails to require a successor to assume, or a successor refuses to assume, the Company's obligations as required by Section 8 hereof; or

     (iv) the Company or any successor breaches any of the provisions hereof.

1.9  "Severance Benefits" means:
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     (i)  an amount equal to the product of Executive's Base Salary multiplied by two (2);

     (ii) an amount equal to Executive's unpaid Base Salary through a Qualifying Termination;

     (iii) an amount equal to the product of the greater of (a) Executive's annual bonus earned for the fiscal year immediately prior to a Change in Control or (b) Executive's target annual bonus established for the plan year in which a Qualifying Termination occurs multiplied by two
          (2);

     (iv) an amount equal to the product of Executive's unpaid targeted annual bonus established for the plan year in which a Change in Control occurs multiplied by a fraction the numerator of which is the number of days elapsed in the current fiscal year to the Qualifying Termination and the denominator of which is 365;

     (v) an amount equal to the dollar value of Executive's accrued vacation through a Qualifying Termination;

     (vi) an amount equal to all compensation deferred by Executive together with all interest thereon;

     (vii) an amount equal to the actuarial present value of the aggregate benefits accrued by Executive as of a Qualifying Termination under the Company's supplemental retirement plan calculated assuming that Executive's employment continued for two years following a Qualifying Termination; provided, however, that for

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          purposes of determining Executive's final average pay under the supplemental retirement plan, Executive's actual pay history as of the Qualifying Termination shall be used; and

     (viii) fringe benefits pursuant to all welfare, benefit and retirement plans under which Executive and Executive's family are eligible to receive benefits or coverage as of a Change in Control, including but not limited to life insurance, hospitalization, disability, medical, dental, pension and thrift plans.

2    QUALIFYING TERMINATION

2.1 Severance Benefits. Following a Qualifying Termination Executive shall be
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entitled to all Severance Benefits, conditioned upon receipt of a written release by the Executive of any claims against the Company or its subsidiaries, except those claims arising under this Agreement or any other written plan or agreement, which shall be specifically noted in such release.

2.2 Payment of Benefits. The Severance Benefits described in Sections 1.9 (i)
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through 1.9(vii) shall be paid in cash within 30 days of a Qualifying
Termination.

2.3 Duration of Benefits. The Severance Benefits described in Section 1.9(viii)
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shall be provided to Executive at the same premium cost as in effect immediately prior to the Qualifying Termination. The welfare Severance Benefits described in
Section 1.9(viii) shall be provided following the Qualifying Termination until the earlier of (i) the second anniversary of the Qualifying Termination or (ii) the date Executive receives substantially equivalent welfare benefits from a subsequent employer.

3    NON-QUALIFYING TERMINATIONS

3.1 Voluntary; for Cause; Death. Following a Change in Control, if Executive's
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employment is terminated (i) voluntarily by Executive without Good Reason, (ii)
involuntarily by the Company for Cause or (iii) due to death, Executive shall be entitled to Base Salary and benefits accrued through the date of termination and Executive's entitlement to all other benefits shall be determined in accordance with the Company's retirement, insurance and other applicable plans, policies, practices and arrangements. Thereafter, the Company shall have no further obligations to Executive hereunder.

4    NOTICE OF TERMINATION

4.1 Notice by Executive or Company. Any termination by Executive for Good Reason
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or by the Company for Cause shall be communicated by written notice given to the other in accordance with Section 9.2 hereof and which:

     (i) indicates the specific termination provision in this Agreement relied upon;

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     (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision indicated to the extent possible; and

     (iii) specifies the termination date (which date shall not be more than 30 days after the giving of such notice).

4.2 Failure to Give Notice. The failure by Executive or the Company to set forth
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in the notice of termination required by Section 4.1 any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of Executive or the Company, respectively, hereunder or preclude Executive or the Company, respectively, from asserting such fact or circumstance in enforcing Executive's or the Company's rights hereunder.

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5    TAX PAYMENTS

5.1 Excise Tax Payments. (i) Anything in this Agreement to the contrary
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notwithstanding and except as set forth below, if it is determined that any payment or distribution by the Company to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 5) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this Subsection 5(i), if it is determined that Executive is entitled to a Gross-Up Payment, but that Executive, after taking into account the Payments and the Gross-Up Payment, would not receive a net after-tax benefit of at least $50,000 (taking into account both income taxes and any Excise Tax) as compared to the net after-tax proceeds to Executive resulting from an elimination of the Gross-Up Payment and a reduction of the Payments, in the aggregate, to an amount (the "Reduced Amount") such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to Executive and the Payments, in the aggregate, shall be reduced to the Reduced Amount.

(ii) Subject to the provisions of Subsection 5(iii), all determinations required to be made under this Section 5, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by PricewaterhouseCoopers or such other certified public accounting firm as may be designated by Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and Executive within 15 business days of the receipt of notice from Executive that there has been a Payment, or such earlier time as is requested by the Company. If the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 5, shall be paid by the Company to Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of
Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. If the Company exhausts its remedies pursuant to Subsection 5(iii) and Executive thereafter is required to make a payment of any Excise Tax, the

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Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive.

(iii) Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall:

     (a) give the Company any information reasonable requested by the Company relating to such claim,

     (b) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

     (c) cooperate with the Company in good faith in order effectively to contest such claim, and

     (d) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Subsection 5(iii), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or to contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive, on an interest-free basis, and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount.

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Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder, and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

(iv) If, after the receipt by Executive of an amount advanced by the Company pursuant to Subsection 5(iii), Executive becomes entitled to receive any refund with respect to such claim, Executive shall (subject to the Company's complying with the requirements of Subsection 5(iii) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If after the receipt by Executive of an amount advanced by the Company pursuant to Subsection 5(iii), a determination is made that Executive shall not be entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

5.2 Tax Withholding. The Company may withhold from any amounts payable under
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this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

6    EXTENT OF COMPANY'S OBLIGATIONS

6.1 No Set-Off, Etc. The Company's obligation to make the payments and perform
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it obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive or others. All payments by the Company hereunder shall be final, and the Company shall not seek to recover from Executive any part of any payment for any reason whatsoever.

6.2 No Mitigation. In no event shall Executive be obligated to seek other
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employment or take any other action by way of mitigation of the amounts payable to Executive under any provision hereof, and such amounts shall not be reduced whether or not Executive obtains other employment except to the extent contemplated by Section 2.3 hereof.

6.3 Payment of Legal Fees and Costs. The Company agrees to pay as incurred, to
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the full extent permitted by law, all legal fees and expenses which Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by Executive about the amount of payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code.

6.4 Arbitration. Executive shall have the right to have settled by arbitration
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any dispute or controversy arising in connection herewith. Such arbitration shall be conducted in accordance with the rules of the American Arbitration Association before a panel of three arbitrators sitting

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in a location selected by Executive. Judgment may be entered on the award of the arbitrators in any court having proper jurisdiction. All expenses of such arbitration shall be borne by the Company in accordance with Section 6.3 hereof.

7    TERM

7.1 Initial Term. The term of this Agreement shall be two years from the date
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hereof.

7.2 Renewal. The terms of this Agreement automatically shall be extended for
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successive one-year terms unless canceled by the Company by written notice to
Executive not less than six months prior to the end of any term.

7.3 Effect of Change in Control. Notwithstanding Sections 7.1 and 7.2 to the
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contrary, the Company may not cancel this Agreement following a Change in
Control.

8    SUCCESSORS

8.1 This Agreement is personal to Executive and without the prior written consent of the Company shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall be inure to the benefit of and be enforceable by Executive's legal representatives. Executive may from time to time designate in writing one or more persons or entities as primary and/or contingent beneficiaries of any Severance Benefit owing to Executive hereunder.

8.2 This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

8.3 The Company shall require any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. For purposes hereof, "Company" means the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

9    MISCELLANEOUS

9.1 Heading. The headings are not part of the provisions hereof and shall have
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no force or effect.

9.2 Notices. All notices and other communications hereunder shall be in writing
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and shall be given by hand delivery or by registered or certified mail, return receipt required, postage prepaid, addressed as follows:

     if to the Company:                 Raytheon Company

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                                        141 Spring Street
                                        Lexington, Massachusetts 02421
                                        Attention:    General Counsel

     if to Executive:
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                                        --------------------------
                                        --------------------------

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received.

9.3 Severability. The invalidity or unenforceability of any provision of this
    ------------
Agreement shall not affect the validity or enforceability of any other provision hereof.

9.4 Compliance; Waiver. Executive's or the Company's failure to insist upon
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strict compliance with any provision hereof or failure to assert any right hereunder, including without limitation the right of Executive to terminate employment for Good Reason pursuant to Section 2.1 hereof, shall not be deemed to be a waiver of such provision or right or any other provision or right hereof.

9.5 Employment Status. Executive and Company acknowledge that except as may
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otherwise be provided under any other written agreement between Executive and the Company, the employment of Executive by the Company is "at will" and prior to a Change in Control may be terminated at any time by Executive or the Company. Following a Change in Control, the provisions of this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Raytheon Company


By:
   -------------------------------------   -------------------------------------
   Keith J. Peden                                     Executive
   Senior Vice President,
   Human Resources
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